77Q1(e)(1)


Amendment No. 2 to Management Agreement
between American Century International Bond
Funds and American Century Investment
Management, Inc., effective as of April 10, 2017
(filed electronically as Exhibit d3 to Post-Effective
Amendment No. 54 to the Registration Statement of the Registrant on April 7, 2017, File No. 33-43321, and incorporated herein by reference.)